UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

KORN FERRY

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 1225

Los Angeles, California 90067

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	KFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2026 (the “Effective Date”), Korn Ferry (the “Company”) entered into an amended and restated credit agreement (the “A&R Credit Agreement”) with Wells Fargo Bank, National Association as administrative agent, and other lender parties thereto, which amends and restates in its entirety the Company’s credit agreement, dated July 1, 2025 (as amended prior to the Effective Date, the “Existing Credit Agreement”), among the Company, the lenders party thereto and Wells Fargo Bank, National Association as administrative agent. The A&R Credit Agreement amends and restates the Existing Credit Agreement to, among other things, (i) provide for a $600 million senior secured term loan facility (the “Term Loan Facility”), (ii) continue the Company’s existing $850 million senior secured revolving credit facility, and (iii) set the maturity of the term loan and revolving credit facilities to five years from the Effective Date. The obligations under the A&R Credit Agreement are secured by substantially all of the assets of the Company and those of its subsidiaries that are guarantors under the A&R Credit Agreement.

Amounts outstanding under the A&R Credit Agreement will bear interest at a rate equal to, at the Company’s election, either Term SOFR, plus an interest rate margin between 1.125% per annum and 2.00% per annum, depending on the Company’s consolidated net leverage ratio, or base rate plus an interest rate margin between 0.125% per annum and 1.00% per annum, depending on the Company’s consolidated net leverage ratio.

In connection with its entry into the A&R Credit Agreement, the Company borrowed the full principal amount of the Term Loan Facility on the Effective Date, and paid expenses and fees in connection therewith. The Company used part of the proceeds of the Term Loan Facility to fund the Redemption (as defined below) and to pay fees, commissions and expenses incurred in connection with the Redemption and the A&R Credit Agreement. The Company intends to use the balance of the proceeds to finance a portion of the purchase price for the Company’s previously announced pending acquisition of AMS (the “Acquisition”) and to pay fees, commissions and expenses incurred in connection with the Acquisition.

The financial institutions that are party to the A&R Credit Agreement, and their respective affiliates, are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates were party to the Company’s Existing Credit Agreement, and/or have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

A copy of the A&R Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the A&R Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01—Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, on August 6, 2026, the Company issued a conditional notice of redemption for the redemption (the “Redemption”) of all of its outstanding 4.625% Senior Notes due 2027 (CUSIP Nos. 50067P AA7/U5007Q AA9) (the “Notes”), which were issued pursuant to an indenture, dated as of December 16, 2019 (the “Indenture”), among the Company, the guarantors party thereto, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee.

On August 18, 2026, the condition to the Redemption was satisfied and the Company completed the Redemption of the entire outstanding principal amount of the Notes, or $400 million, in cash, at a redemption price equal to 100% of the outstanding principal amount of the Notes, together with accrued and unpaid interest up to but not including the redemption date. The Company funded the Redemption with the proceeds of the Term Loan Facility. Following the Redemption, none of the Notes remain outstanding and the Indenture has been satisfied and discharged in accordance with its terms.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “may,” “plan,” “will” or other similar expressions.

Such forward-looking statements include, but are not limited to, statements relating to the anticipated use of proceeds of the Term Loan Facility and the consummation or timing of the Company’s previously announced acquisition of AMS or the satisfaction of the conditions related thereto. These forward-looking statements are based on management’s current expectations and assumptions and a number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. Such risks and uncertainties, many of which are outside of the control of the Company, include, but are not limited to: the ability of the Company to satisfy the conditions to, and to consummate, such acquisition, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission by the Company. The Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended and Restated Credit Agreement, dated August 18, 2026, by and among Korn Ferry, Wells Fargo Bank, National Association as administrative agent, and other lender parties thereto.*

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN FERRY

(Registrant)

Date: August 19, 2026	/s/ Robert P. Rozek
(Signature)
	Name:	Robert P. Rozek
	Title:	Executive Vice President, Chief Financial Officer and Chief Corporate Officer